Exhibit 99.2

1 © 2021 | Confidential and Proprietary MoonLake Immunotherapeutics AG Proposed deal with Helix Acquisition Corp. STRICTLY CONFIDENTIAL September 2021 www.moonlaketx.com

2 Disclaimer (1/2) © 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG Important Information for Investors This confidential presentation (“Presentation”) is for informational purposes only and is being provided to interested parties solely in their capacity as potential investors for the purpose of evaluating a potential private offering of securities and potential business combination between Helix Acquisition Corp . (“Helix”) and MoonLake Immunotherapeutics AG (“MoonLake”) (the “Proposed Transaction”) and a proposed investment in connection therewith (the “Purpose”) . By accepting this Presentation, you acknowledge and agree that all of the information contained herein is confidential, that you will distribute, disclose, and use such information only for such Purpose and that you shall not distribute, disclose or use such information in any way detrimental to Helix or MoonLake . The information contained herein does not purport to be all - inclusive and none of Helix, MoonLake, Jefferies LLC, SVB Leerink LLC or Cowen (the “Placement Agents”), nor any of their respective affiliates or respective control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation . You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision . Private Placement This Presentation and any oral statements made in connection with this Presentation shall not constitute an offer to sell or the solicitation to buy any securities, nor the solicitation of a proxy, consent, or authorization in connection with the Proposed Transaction in any jurisdiction ; nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction . ANY SECURITIES TO BE OFFERED IN ANY TRANSACTION CONTEMPLATED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 , AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAW . ANY SECURITIES TO BE OFFERED IN ANY TRANSACTION CONTEMPLATED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION OR OTHER UNITED STATES OR FOREIGN REGULATORY AUTHORITY, AND WILL BE OFFERED AND SOLD SOLELY IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS PROVIDED BY THE SECURITIES ACT AND RULES AND REGULATIONS PROMULGATED THEREUNDER (INCLUDING REGULATION D OR REGULATION S UNDER THE SECURITIES ACT) . THIS DOCUMENT DOES NOT CONSTITUTE, OR FORM A PART OF, AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION . Forward Looking Statements Certain statements in this Presentation may constitute “forward - looking statements” within the meaning of the U . S . Private Securities Litigation Reform Act of 1995 . Forward - looking statements include, but are not limited to, statements regarding Helix’s or MoonLake’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding : plans for preclinical studies, clinical trials and research and development programs ; the anticipated timing of the results from those studies and trials ; expectations regarding the time period over which MoonLake’s capital resources will be sufficient to fund its anticipated operations ; and the expected effects of the Proposed Transaction on Helix and MoonLake . In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward - looking statements . The words “ anticipate,” “believe,” continue,” “ could,” “ estimate,” “ expect,” “ intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “ should,” “ strive,” “would” and similar expressions may identify forward - looking statements, but the absence of these words does not mean that statement is not forward looking . Forward - looking statements are based on current expectations and assumptions that, while considered reasonable by Helix and its management, and MoonLake and its management, as the case may be, are inherently uncertain . New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties . Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in Helix’s final prospectus relating to its initial public offering, dated October 19 , 2020 and its other filings with the U . S . Securities and Exchange Commission (the “SEC”), including those risks and uncertainties included in a proxy statement that is expected to be filed with the SEC under the caption “Risk Factors” and which relate to the Proposed Transaction, as well as factors associated with companies, such as MoonLake, that operate in the biopharma industry . Nothing in this Presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved . You should not place undue reliance on forward - looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein . Neither Helix nor MoonLake undertakes or accepts any duty to release publicly any updates or revisions to any forward - looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based . This Presentation does not purport to summarize all of the conditions, risks and other attributes of an investment in Helix or MoonLake . Industry and Market Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys and MoonLake’s own internal estimates and research . In this Presentation, Helix and MoonLake rely on, and refer to, publicly available information and statistics regarding market participants in the sector in which MoonLake competes and other industry data . Any comparison of MoonLake to any other entity assumes the reliability of the information available to MoonLake . MoonLake obtained this information and statistics from third - party sources, including reports by market research firms and company filings . In addition, all of the market data included in this Presentation involve a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions . Finally, while MoonLake believes its internal research is reliable, such research has not been verified by any independent source and neither Helix nor MoonLake has independently verified the information .

3 Disclaimer (2/2) © 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but Helix and MoonLake will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights . Additional Information In connection with the Proposed Transaction, Helix intends to file a proxy statement and other documents with the SEC . A definitive proxy statement will be sent to the stockholders of Helix, seeking any required stockholder approvals . Investors and security holders of Helix and MoonLake are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the Proposed Transaction . The documents filed by Helix with the SEC may be obtained free of charge at the SEC’s website at www . sec . gov . Alternatively, these documents, when available, can be obtained free of charge upon written request to Cormorant Asset Management, LP, 200 Clarendon Street, 52 nd Floor, Boston, MA 02116 or by telephone at (857) 702 - 0370 . Participants in the Solicitation Helix and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in favor of the approval of the Proposed Transaction and related matters . Information regarding Helix’s directors and executive officers is contained in the section of Helix’s registration statement on Form S - 1 titled “Management,” which was filed with the SEC on October 1 , 2020 . Additional information regarding the interests of those participants and other persons who may be deemed participants in the Proposed Transaction may be obtained by reading the proxy statement and other relevant documents filed with the SEC when they become available . Free copies of these documents may be obtained as described in the preceding paragraph . Risk Factors All references to “we,” “us” or “our” refer to the business of MoonLake prior to the consummation of the Proposed Transaction . The risks described below make up a non - exhaustive list of the key risks related to MoonLake’s business and the factors that could cause actual results to differ from the projections, intentions and assumptions described in this Presentation . This list has been prepared solely for potential private placement investors in the Proposed Transaction and not for any other purpose . You should carefully consider these risks and uncertainties, as well as factors set forth in the section entitled “Cautionary Note Regarding Forward - Looking Statements” in Helix’s Form S - 1 relating to its initial public offering, dated October 19 , 2020 , carry out your own due diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in this private placement transaction before making an investment decision . The list below is qualified in its entirety by disclosures contained in future documents filed or furnished in respect of the Proposed Transaction with the SEC . The risks presented in such filings will include risks associated with the post - business combination operation of MoonLake’s business and the risks associated with the Proposed Transaction, and these risks may differ significantly from, and will be more extensive than, those risks presented below . MoonLake may be subject to the following factors, many of which are outside of Helix’s and MoonLake’s control : • MoonLake has a limited operating history, has not initiated, conducted or completed any clinical trials, and has no products approved for commercial sale, which may make it difficult for you to evaluate its current business and likelihood of success and viability. • MoonLake has incurred significant losses since inception, and it expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. MoonLake has not generated any revenue from SLK and may never generate revenue or become profitable. • MoonLake requires substantial additional capital to finance its operations in the future. If MoonLake is unable to raise such capital when needed, or on acceptable terms, it may be forced to delay, reduce and/or eliminate one or more of its development programs or future commercialization efforts. • If MoonLake breaches the agreement under which it licenses rights to SLK from Merck Healthcare KGaA, Darmstadt, Germany an affiliate of Merck KGaA, Darmstadt, Germany, MoonLake could lose the ability to develop and commercialize SLK. • MoonLake is substantially dependent on the success of SLK, and its anticipated clinical trials of SLK may not be successful. • MoonLake may find it difficult to enroll patients in its clinical trials. • The results of preclinical testing and early clinical trials may not be predictive of the success of MoonLake’s later clinical trials, and the results of its clinical trials may not satisfy the requirements of the FDA or other comparable foreign regulatory authorities. • MoonLake faces substantial competition, which may result in others discovering, developing, licensing or commercializing products before or more successfully than MoonLake does. • The regulatory approval processes of the FDA and other comparable foreign regulatory authorities are lengthy, time - consuming and inherently unpredictable. • MoonLake’s ability to protect its patents and other proprietary rights is uncertain, exposing it to the possible loss of competitive advantage.

MoonLake Executive Team

MoonLake



McKinsey & Company

Cold Spring Harbor Labs

J. Santos da Silva (CEO)

MSc, PhD

- 20+ years experience and end-to-end knowledge in immunology
- Deep scientific knowledge as an accomplished research leader
- McKinsey Sr. Partner advising top 20 major immunology players in major business & strategic decisions for over a decade
- Led McKinsey Global Biotech Services (BD, M&A, trade sales, 30 assets)



Novartis International AG

Pfizer Inc.

A. Ploos v. Amstel (COO)

MSc. Econ

- 30+ years as a global executive leader in pharma, including country management
- Led Immunology/Dermatology Unit at Novartis (~$5Bn in yearly sales) 2012-2019
- Oversaw assets from early development to launch, including multi-billion dollar launches such as Cosentyx



University Hamburg

IVDP

Jerucon

K. Reich (CSO)

MD, PhD

- 30+ years experience as a global clinical leader in dermatology & immunology
- Key opinion leader in all clinical programs for psoriasis and atopic dermatitis
- 300+ peer-reviewed publications in skin immunology (#1 Web Of Science)
- Professor, clinical trial lead, medical director & consultant



McKinsey & Company

Columbia Business School

M. Bodenstedt (CFO)

MPhil Finance, MBA

- 15+ years experience in business and finance with focus on the biopharma industry
- McKinsey Partner and lead advisor on 10+ sell- and buy-side transactions in pharma and biotech
- Deep commercial market experience in immunology with focus on US and Europe

~100 years of combined experience in Immunology – across R&D, Clinical, Regulatory, Launch, Commercial & BD

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

4

5 Our focus: Unlocking the potential of the innovative nanobody Sonelokimab © 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG □ We are developing Sonelokimab (SLK), a nanobody with potential to change Immunology practice A tri - specific IL17A/F nanobody with the potential to be best - in - class across several indications and in a class that has proven to be the most efficacious in Psoriasis Differentiated efficacy & safety – particularly well suited for use across IL17 - driven inflammatory diseases Building on a robust clinical data set, developed by by Merck KGaA, Darmstadt, Germany and Ablynx, a Sanofi company □ Our development program aims to expand SLK’s potential across multiple indications Leverage comprehensive Phase II Psoriasis data (n=313) to build SLK in “A/F Inflammatory Diseases (AFID)”, a $44B market Unlock value in Psoriatic Arthritis (PsA), Ankylosing Spondylitis (AS), Hidradenitis Suppurativa (HS), with a Phase II program Set new treatment standards (ACR50, ASAS40, HiScore 75/90) Realize broad potential by initiating Phase III across indications, generating upside options for SLK Drive a high probability of success (PoS) program to a novel mechanism of action, de - risked by our existing Phase II data as well as competitive data – strong efficacy/safety data, single competitor helps build our case □ Our goal is to deliver a product profile with optionality for potential in 4 indications and with major inflection points from 2023 - 24 onwards driven by a top - tier team with 100+ years of experience SOURCE: MoonLake, DRG

6 The HELIX + MoonLake combination creates significant opportunity © 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG + HELIX ACQUISITION CORPORATION ▪ Combination with HELIX accelerates MoonLake’s ambitions and Phase II development programs for SLK ▪ HELIX investors access an asset with a novel MoA, differentiated clinical data and high PoS, positioned for impact in a $40bn+ market with high unmet needs 1 ▪ The investment of ~$230M 2 enables MoonLake to deliver multiple Phase II trials to Phase III readiness, and provides runway to 2025 ▪ The combination brings together a world - leading group of biotech investors with an experienced team, around a lead asset ▪ Fast path to public markets with price discovery and streamlined execution in volatile markets ▪ Valuation of $360M pre - money and anticipated news flow provide strong public market upside potential 1 DRG 2 Assumes no redemptions from Trust and $115M PIPE. Excludes financing and transaction fees. SOURCE: Helix, MoonLake

7 A distinctive molecule

SLK is a tri-specific anti-IL-17A/F nanobody

MoonLake



VHH
CH2
CH3
Llama heavy-chain-only Antibody
Anti-IL-17F
Anti-IL-17A or F
16A04
13E02
Anti-Albumin
Half-life extension & tissue penetration
SLK (Sonelokimab)
Monomeric, formatted, sequence-optimized tri-specific nanobody

Key Aspects of the IMP

IMP Nature	Biologic, produced in yeast, Pichia pastoris, MW 40.1 kDa
Identity	90% human homology
Presentation	Phase 0/1: Frozen liquid solution containing 60 mg/mL of API Phase 2: Freeze dried formulation with two doses: 60mg and 120mg FD; now using pre-filled syringe
Administration	Subcutaneous Q4W (SLK t1/2: 12 – 13 days)

SOURCE: Merck KGaA, Darmstadt, Germany, MoonLake

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

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SLK is the only nanobody among IL-17, IL-23 & TNF inhibitors

MoonLake

The key MoA – IL-17 inhibition


SLK
Secukinumab
Ixekizumab
Bimekizumab
IL-17A
IL-17A–
IL-17F
IL-17F
izokibep
IL-17RC
IL-17RA
IL-17RA

The key molecules

Sonelokimab or "SLK"

- MoonLake's molecule: the only tri-specific Nanobody, 10x smaller than a monoclonal antibody, one of only two drugs inhibiting all dimers of IL-17 (AA, AF and FF)

Bimekizumab or "BKZ" (UCB)

- Alongside SLK the only other molecule inhibiting dimers of IL-17 (AA, AF and FF), recently shown to have leading Phase III efficacy in Psoriasis, but with high *Candidiasis*

Secukinumab (Cosentyx™, Novartis) or "SEC"

- IL-17A-specific and does not inhibit IL-17 AF and FF dimers, reference IL17i drug in market & main comparator, sales in 2020 of $5B+

Other molecules

TNFi like Humira, IL12/23i like Stelara play a role in Psoriasis and other related diseases, with lower efficacy in PsO, and IL23i like Skyrizi with efficacy mainly in Psoriasis

SOURCE: MoonLake Team

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

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BKZ illustrates potential of IL-17 A and F inhibition

A 13% therapeutic difference to SEC at 16 weeks based on Phase III data


The NEW ENGLAND JOURNAL of MEDICINE

ORIGINAL ARTICLE

Bimekizumab versus Secukinumab in Plaque Psoriasis

Kristian Reich, M.D., Ph.D., Richard B. Warren, M.D., Ph.D., Mark Lebwohl, M.D., Melinda Gooderham, M.D., Bruce Strober, M.D., Ph.D., Richard G. Langley, M.D., Carle Paul, M.D., Ph.D., Dirk De Cuyper, M.D., Veerle Vanvoorden, M.Sc., Cynthia Madden, M.D., Christopher Cioffi, Ph.D., Luke Peterson, M.S., and Andrew Blauvelt, M.D.


A Intention-to-Treat Population
Bimekizumab, 320 mg every 4 wk (N=373)
Bimekizumab, 320 mg every 4 wk or 8 wk
Secukinumab, 300 mg every 4 wk (N=370)
PASI 100
Therapeutic difference 13%
PASI 100 Response (% of patients)
100
80
60
40
20
0
P<0.001
P<0.001
61.7
48.9
67.0
46.2
16
48
Weeks


B Maintenance
Bimekizumab, 320 mg every 4 wk (N=147)
Bimekizumab, 320 mg every 4 wk, then every 8 wk (N=215)
Secukinumab, 300 mg weekly, then every 4 wk (N=354)
PASI 100
PASI 100 Response (% of patients)
100
80
60
40
20
0
73.5
66.0
48.3
Week 48 Adjusted Risk Differences:
Bimekizumab every 4 wk vs. secukinumab:
26.5 percentage points (95% CI, 17.9–35.1); P<0.001
Bimekizumab every 8 wk vs. secukinumab:
17.3 percentage points (95% CI, 9.3–25.3); P<0.001
0
4
8
12
16
20
24
28
32
36
40
44
48
Weeks

SLK and BKZ achieve higher PASI75 scores at week 4 than other leading molecules

SOURCE: Reich K, et al. N Engl J Med. 2021 Apr 23. doi: 10.1056/NEJMoa2102383, MoonLake

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG 10

11 Potential for higher efficacy of SLK versus the IL - 17 market leader © 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG PASI: Psoriasis Area and Severity Index SOURCE: Merck KGaA, Darmstadt, Germany, MoonLake 22 29 35 49 53 59 57 0 2 5 5 9 21 34 34 37 34 60 55 50 45 40 35 30 25 20 15 10 5 2 8 7 3 4 5 6 0 1 33 28 5 2 P A SI 1 0 0 ( %) Sonelokimab 120mg (6x), Q4W Secukinumab (Cosentyx ® ) 9 1 0 1 1 12 1 3 1 4 1 5 1 6 1 7 1 8 1 9 2 0 2 1 2 2 2 3 24 T reatment D urati o n Elap se d ( W e e ks ) Efficacy comparison between SLK and market leader Cosentyx in Phase II (%) Differentiating and sustained SLK efficacy confirmed in 48wk extension trial (313 patients, plus 88 from Ph I) Therapeutic difference 19% (compared to 13% in Ph3 study with BKZ - SEC)

12 SLK has a differentiated safety profile to date © 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG SOURCE: MoonLake Team, The Lancet • Favorable overall safety profile including infection rate similar to Secukinumab • Candida rate similar to those previously observed with IL - 17 inhibitors • One esophageal candida infection (in the Secukinumab arm) • Favorable overall safety profile for SLK in the context of all other clinical trials testing biologics for Psoriasis • Treatment - emergent adverse events lower even than Secukinumab, same for other common treatment - emergent adverse events • Infection rates similar or better in comparison with Secukinumab • Candida rate similar to those previously observed with IL - 17 inhibitors (one esophageal candida infection in the Secukinumab arm) • Consult Table 3 of The Lancet publication for more details

1 3 Expanding the potential

SLK to unlock value in “A/F Inflammatory Diseases (AFID)”

MoonLake

AFID Portfolio of indications for SLK


Psoriasis
(~3% prevalence)
Psoriatic Arthritis
(~0.5% prevalence)
Ankylosing Spondylitis
(r-axSpA)
(~0.3% prevalence)
Hidradenitis Suppurativa
(~1% prevalence)
Other A/F inflammatory diseases[1]
Dermatologists
Rheumatologists
Core Physician Prescribers

Psoriasis is proven: First nanobody showing improvement of standard of care (Cosentyx™), published in *The Lancet* – data package is built and supports advancement to Phase III in psoriasis.

Significant potential beyond Psoriasis:

1. Upside is exciting: By building on additional diseases that open a market that is 2x larger than psoriasis alone, we provide optionality that can de-risk investment

2. Significant unmet needs beyond Psoriasis: A/F inhibition proving to be superior in diseases that are undertreated and show far fewer treatments options – PsA, AS, HS – here dubbed “A/F Inflammatory Diseases (AFID)”

3. Foundation can be even stronger: We plan to generate more data where SLK can realistically beat BKZ (beyond better benefit-risk, also penetration in joints and deep skin), and get the time to create a robust SLK supply

1 Other indications that are being considered by MoonLake, but not prioritized for the Phase 2 model now, include: non-radiographic axial SpondyloArthritis (nr-axSpA), Palmoplantar pustulosis (PPP), generalized pustular psoriasis (GPP), severe pyoderma gangrenosum (sPG), ulcerative colitis (UC)

SOURCE: Nguyen et al. J Eur Acad Dermatol Venereol. 2021;Ingram. Br J Dermatol. 2020; Scotti et al. Semin Arthritis Rheum. 2018; Ogdie et al. Rheumatology (Oxford). 2013; Tekin et al. J Rheumatol. 2019; Alinaghi et al. J Am Acad Dermatol. 2019; Reich et al. Br J Dermatol. 2009; Gelfand et al. Arch Dermatol. 2005; Augustin et al. Acta Derm Venereol. 2010; Stolwijk et al. Arthritis Care Res. 2016; Dean et al. Rheumatology. 2014

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

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1 5 1. MoonLake Upside potential

SLK has potential in significantly growing $40bn+ market

MoonLake

Global sales
USD Bn


Prevalence (%)
44.3
3.0
4.5
10.0
26.8
31.7
HS
1.0
r-AxSpA
3.6
PsA
7.9
PsO
19.2
~ 1
~ 0.3
~ 0.5
~ 3
2019
2029E

IL17 & other innovative biologics are expected to grow at CAGR 2-3x the rate of the market overall, between 2019 and 2029

Psoriatic Arthritis
- Fully driven by IL17s with rates of 11%+ growth
- IL23s falling short

Ankylosing Spondylitis (r-axSpA)
- Fully driven by IL17s (20%+ growth) on base built by TNFs
- IL-23s failed

Hidradenitis Suppurativa
- Fully driven by IL17s on base built by Adalimumab as only therapy

Psoriasis
- Driven by newest IL17 and IL23 classes, eroding TNFs as the traditional class



SOURCE: IQVIA, Clarivate's Market Forecast Assumptions file for Psoriasis – May 2021 (2019-2029, part of Disease Landscape & Forecast)
DRG's Market Forecast Assumptions file for Psoriatic Arthritis – January 2021 (2019-2029, part of Disease Landscape & Forecast)
DRG's Market Forecast Assumptions file for Axial Spondyloarthritis – January 2021 (2019-2029, part of Disease Landscape & Forecast)

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

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1 7 2. AFID Unmet needs beyond PsO

18 IL - 17A/F inhibition is the first mechanism to elevate Psoriatic Arthritis (PsA) treatment goal to ACR 50 – potential to outperform Humira © 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG a Placebo data for BE ACTIVE are from Week 12 1 Mease PJ, et al. Arthritis Rheum 2005;52:3279 – 89; 2 Enbrel (etanercept) US PI, Nov, 2017; 3 Antoni C, et al. Ann Rheum Dis 2005;64:1150 – 7; 4 Mease PJ, et al. Ann Rheum Dis 2014;73:48 – 55; 5 McInnes IB, et al. Lancet 2013;382:780 – 9; 8 McInnes IB, et al. Lancet 2015;386:1137 – 46; 9 Combe B, et al. EADV 2017, P0389; 10 Deodhar A, et al. Lancet 2020;395:1115 – 25; 11 AbbVie press release, January 5, 2021, available at: https://news.abbvie.com/news/press - releases; 12 Ritchlin CT, et al. Lancet 2020;395:427 – 40; 13 Mease PJ, et al. EULAR 2019, LB0002; 14 Mease PJ, et al. Arthritis Rheumatol 2020;72 (suppl 10) [Abstract L03] SOURCE: MoonLake and selected bibliography Week 24 ACR responses (ITT NRI), Percent Da c t y litis Arthr. mutilans Spon d y litis 1 5 1 3 1 6 2 4 2 3 5 7 5 0 5 4 6 4 4 2 3 9 3 7 4 1 4 4 2 5 2 3 9 2 7 2 8 1 2 0 1 0 2 0 3 0 4 0 5 0 6 0 7 0 8 0 9 0 10 0 A D A P a tients (%) ACR20 placebo A C R 2 0 A CR 5 0 A C R 7 0 CZP (200 mg) UST ( 4 5 m g ) ADEPT 1 ETN IFX PsA Pivotal 2 IMPACT 2 3 RAPID - PsA 4 PSUMMIT 1 5 1 5 2 5 2 2 3 4 3 2 5 4 5 6 5 2 5 7 7 8 7 7 5 3 3 5 3 8 3 0 3 3 6 2 5 1 5 1 2 4 2 0 2 3 1 2 1 5 4 1 2 9 1 4 SKB (300 mg) IXE ( q 4 w ) G U S ( q 8w ) RZB BKZ TIL DCV (150 mg q12w) (160 mg +LD) (200 mg q12w) (6 mg qd) FUTURE 2 8 SPIRIT - P1/P2 9 DISCOVER - 1 10 KEEPsAKE - 1 11 BE ACTIVE 12 Phase 2b 13 Phase 2 14 19 a ee nses (ITT NRI) Phase 2 Week 16 W W e ek 24 AC R re s ponse s ( I T T NR I) A CR 2 0 ACR 5 0 Modified from Ritchlin CT, et al. N Engl J Med 2017;376:957 – 70

IL-17A/F inhibition is the first mechanism to elevate *Ankylosing Spondylitis (AS, r-axSpA)* treatment goal to ASAS40, where others have failed

MoonLake





ASAS40 response r-axSpA (NRI)[1,2], Percent



100
80
60
40
20
0
ASAS40 responders (%)
Double-blind period
Dose-blind period
Re-randomisation to
BKZ 160 and 320 mg
0 2 4 8 12 16 24 36 48
Weeks
Placebo; n=60
BKZ 16 mg; n=61
BKZ 64 mg; n=61
BKZ 160 mg; n=60 (FAS); n=58 (DBS)
BKZ 160 mg; n=61 (FAS); n=61 (DBS)
Placebo/BKZ 160 mg; n=24
BKZ 16/160 mg; n=31
BKZ 64/160 mg; n=34
Placebo/BKZ 160 mg; n=36
BKZ 16/320 mg; n=27
BKZ 64/320 mg; n=25

Notes

- 0.3% Prevalence
- non-radiographic and radiographic axial Spondyloarthritis (SpA); focus for SLK is r-axSpA (or ankylosing spondylitis)
- Joint lesions accumulate albumin, ideal target for therapy penetration
- IL-23i failed indication[3,4]

ASAS40, Assessment of SpondyloArthritis international Society 40 response [defined as an improvement of at least 40% and absolute improvement of at least 2 units (on a 10-unit scale) of at least three of the following domains: Patient global assessment, Pain assessment, Function (BASFI), and Inflammation (last 2 questions of BASDAI)]2; long-term data are similar to 52-week data with SEC3

1 van der Heijde D, et al. Ann Rheum Dis. 2020;79(5):595-604; 2 Landewé R et al., Curr Rheumatol Rep. 2015; 17:47; 3 Baeten D, et al. N Engl J Med. 2015 Dec 24;373(26):2534-48; 4 Baeten D, et al. Ann Rheum Dis. 2018 Sep;77(9):1295-1302

SOURCE: MoonLake and selected Bibliography

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

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IL-17A/F inhibition is the first mechanism to elevate *Hidradenitis suppurativa (HS)* treatment goal to HiSCR 75



HiSCR response HS, week 12, Percent[1]



HiSCR$_{75}$
100
80
60
40
20
0
Responder rate (%)
PBO (n=20)
BKZ (n=44)
ADA (n=20)
50.0
38.9
11.1
0
2
4
6
8
10
12
Week
HiSCR$_{90}$
100
80
60
40
20
0
Responder rate (%)
PBO (n=20)
BKZ (n=44)
ADA (n=20)
35.0
16.7
0.0
0
2
4
6
8
10
12
Week

Per protocol set (n=84), observed data.
ADA: adalimumab; BKZ: bimekizumab; HiSCR$_{75}$ / HiSCR$_{90}$ (≥75%/90% reduction in the total abscess and inflammatory nodule count with no increase from baseline in abscess or draining fistula count); PBO: placebo.

Notes

- Known prevalence of ~1% (likely even higher)
- Deep skin penetration required, with managed infections
- Transcriptome/IHC analysis for HS lesions, show IL-17A pathway engagement on several levels[2]

HiSCR75, at least 75% reduction in Hidradenitis Suppurativa Clinical response (reduction in total abscess and nodule count and no increase from baseline in abscess or draining fistula count
1 Jemec GB et al., presented at 9thConference of the European Hidradenitis Suppurativa Foundation (EHSF) congress, 5-7 February 2020; 2 Loesche C, et al. SHSA 2020, P1.02. Sponsored by Novartis; Images courtesy of J Sobell, Boston, and K Reich, Hamburg, and from Horváth et al. Acta Derm Venereol 2017; 97:412-413
SOURCE: MoonLake and selected bibliography

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

20

BKZ inhibition of IL17 A/F across AFID underscores SLK opportunity

MoonLake

Psoriatic Arthritis (PsA)

ACR 20 (%) at week 24[1,2,3]


A/F - BKZ
78
ADA
57
SEC
54

Superior performance on ACR 20 &
moving goal to ACR50

ACR 50 (%) at week 24


A/F - BKZ
62
ADA
39
SEC
35

Ankylosing Spondylitis (AS)

ASAS20 (%) at week 16[4,5]


A/F - BKZ
80
IXE
70
ADA
60

Superior performance on ASAS 20 &
moving goal to ASAS40

ASAS40 (%) at week 16


A/F - BKZ
60
IXE
50
ADA
40

Hidradenitis Suppurativa (HS)

HiSCR50(%) at week 12[6]


A/F - BKZ
57
ADA
60
PLC
24

Superior performance on HiSCR50 &
moving goal to HiSCR75

HiSCR75(%) at week 12


A/F - BKZ
50
ADA
39
PLC
11

1 Ritchlin CT, et al. Lancet 2020;395:427–40; 2 Mease PJ, et al. Arthritis Rheum 2005;52:3279–89; 3 McInnes IB, et al. Lancet 2015;386:1137–46 4 van der Heijde D, et al. Ann Rheum Dis 2020;79:595–604 (approx. 11% TNFi experienced); 5 Dougados M, et al. Ann Rheum Dis 2020;79:176–185 (TNFi naive); 6 Jemec GB et al., presented at 9thConference of the European Hidradenitis Suppurativa Foundation (EHSF) congress, 5-7 February 2020

SOURCE: MoonLake, selected references on clinical trial results (see slide 34 for more detail on sources; BKZ is phase 2, indirect comparator data PsA is phase 3; in AS, IXE and ADA is from direct comparator trials; in HS, all data is from one phase 2 study)

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

21

2 2 3. SLK nanobody Differentiation potential

Penetration: Tri-specific SLK has potential for differential enrichment at joints

MoonLake

Albumin and albumin-bound drugs **enrich at sites of joint inflammation** (murine RA model)

Wunder A, et al. J Immunol. 170, 4793-801 (2003)


White light
Fluorescence
no arthritis
arthritis
5 min
post
injection
after 13 h
no arthritis
arthritis

3h after iv aminofluorescein-labeled HSA

5 min/13 h after iv radiolabeled HSA

A **tri-specific nanobody** (with albumin-binding site) enriches at sites of joint inflammation **compared to the bi-specific nanobody** (without albumin-binding site) in a RA model

Coppieters K et al., Arthritis Rheum 54, 1856-66 (2006)


A
B
a
Clinical Score
Days after onset
PBS
Anti-TNF
Bi-specific VHH
Tri-specific VHH

24 h after iv radiolabeled bi-specific (A) and tri-specific anti-TNF nanobody (B)
Effects of anti–tumor necrosis factor (anti-TNF) VHH protein constructs on the clinical progression of established collagen-induced arthritis (CIA)

Additional data on nanobody affinity, tissue specificity and penetration vs mAbs available on request

SOURCE: MoonLake and selected publications

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

23

24 Penetration: Arthritic joint assessment indicates SLK efficacy in deep tissue 1 Assessed joints for the determination of Arthritis score. The scored joints are indicated (red circles) for the large joints (top panel), forelimb joints (middle panel) and hindlimb joints (bottom panel). DIP, distal interphalangeal joint; PIP, proximal interphalangeal joint: MCP, Metacarpophalangeal joint: MTP, Metatarsophalangeal joint. SOURCE: MoonLake team, Modified from SBL271 - 002 (n=46) © 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG Arthritic joint assessment for SLK 1 Collagen - induced arthritis, Cynomolgus monkey 0 70 0 21 7 14 28 35 42 49 56 Vehicle S L K 2 . 8m g /kg Toci 10mg/kg 35 I mm u ni z at i on time (days) Arthritis score (All animals) Clinical improvement with SLK versus mAb 5 10 15 20 X - ray scores (All animals) 5 10 15 20 0 0 - 4 2 8 5 6 - 4 2 8 56 Score A - Joint narrowing Score B - Local bone erosion and/or architectural joint destruction

Safety: SLK clinical data supports a superior safety profile vs BKZ

MoonLake

Rate of ***oral* Candida infections** (%)	Rate of ***oral* Candida infections** (%)
SLK (phase II)	BKZ (phase II)[7,8]



16.5
13.4
7.0
5.2
3.8
Standard level of SEC, IXE, BRO
Main dose (4x 120mg)²
All doses³
Main dose (320mg Q4w)⁵
All doses⁶
Initial period¹
1 yr¹
Initial period⁴
1 yr⁴

- Inhibitory profile of SLK: IL-17AA > IL-17AF > IL-17FF for optimized benefit-risk profile compared to BKZ, suggested by clinical data
- SLK and BKZ are in the same (new) class
- However, SLK is a fundamentally different molecule, acting on the target receptor with controlled levels of inhibition across dimers ("hard on IL17A, soft on IL17F")

IMPORTANT NOTES: 1 For SLK: "initial period "is 0-12 weeks and "1 yr" is 12-52 weeks; 2 Main PsO dose is 120mg with normal load (Wks 0, 2, 4, 8); 3 All doses includes 30mg and 60mg, for 1 yr data majority of patients is on continuous or intermittent 120 mg; 4 For BKZ corresponding phase 2 data (BE ABLE) is used where "initial period" is 0-12 weeks and "1 yr" is 12-60 weeks for PASI75 responders at week 12; 5 Main PsO dose is 320mg q4w; 6 All doses includes 64mg and 160mg (13.4%), 320mg q4w is 16.5%; 7 Papp KA, et al. J Am Acad Dermatol. 2018 Aug;79(2):277-286; 8 Blauvelt A et al. J Am Acad Dermatol. 2020 Nov;83(5):1367-1374

SOURCE: MoonLake, Clinical trial results from phase 2 studies

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

25

Safety: Skin levels of IL-17A and F in PsO patients need to be differentially controlled for optimal benefit-risk profile

MoonLake

Analysis of IL-17A and F skin protein levels in healthy skin, non-lesional and lesional PsO

Retrieved from dermal interstitial fluid *via* skin microperfusion assay





**
**
NT
NS
NS
NT
10000
1000
100
10
1
0.1
Cytokine (pg/ml)
317.0
163.0
9.8
0.8
IL-17A
IL-17F
L = lesional PsO
NL = non-lesional PsO
HV = healthy volunteers

How IL-17 A and F are optimally controlled

IL-17F important for physiological defense against *Candida* in healthy skin, additional role in skin inflammation – soft inhibition required to provide anti-inflammatory effect, but leave *Candida* defense intact

IL-17A almost absent in healthy skin, strongly upregulated in psoriasis – strong inhibition required for optimal anti-inflammatory effect

Baseline IL-17A and IL-17F levels in the dermis (dISF) of healthy volunteers (HV, circles) and lesional (L, squares) and nonlesional (NL, triangles) skin from patients with psoriasis. Red lines and values represent the adjusted GMs. Data less than the LLOQ were imputed as half LLOQ and are shown as open symbols. **P < .01. NS, Not significant (P > .05); NT, not testable because of the number of samples less than the LLOQ in both groups;
Kolbinger et al. J Allergy Clin Immunol 2017;139:923–932
SOURCE: MoonLake, see slide 34 for more detail on sources

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

26

Safety: Superior SLK safety could be due to its modulated dimer inhibition

MoonLake

The lower the value, the higher the inhibition

IC50 (nM)	Methodology	Interaction/ read-out	IL-17AA	IL-17AF	IL-17FF
SLK	Alphascreen	IL-17RA	0.039	0.066	0.183
		IL-17RC	0.029	0.026	0.013
Secukinumab	Alphascreen	IL-17RA	5.23	4.978	88.8
(Fab)		IL-17RC	0.853	10.4	0.456
SLK	HT-1080[1]	IL-6 release	0.7	2.5	6
Secukinumab			1.4	9.2	nd



Secukinumab
Ixekizumab
SLK
Bimekizumab
IL-17A
IL-17A–
IL-17F
IL-17F
IL-17RC
IL-17RA
IL-17RA

- **Our main interpretation regarding expected optimized benefit-risk profile vs BKZ**
  - Largely superior affinity of SLK over current IL-17 inhibitor market leader secukinumab
  - Inhibitory profile of SLK: IL-17AA > IL-17AF > IL-17FF
  - Compared to monthly SLK injections (11-12d half-life), monthly injections of BKZ (28d half-life) blocks 17F continuously over the dosing period

1 HT-1080, human fibrosarcoma cell line; cytokine measured in the presence of human serum albumin: nd, not done
SOURCE: Merck KGaA, Darmstadt, Germany, MoonLake

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

27

2 8 MoonLake value creation

2 9 29 © 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG SLK has a proven benefit - risk profile Psoriasis (incl. vs BKZ) SLK is a distinctive molecule with enhanced enrichment in deep skin & joints and binding of targets with better - than - mAb affinity and specificity – a potentially winning benefit - risk profile across AFID (de - risked by BKZ) SOURCE: MoonLake, see slide 34 for more detail on sources

Initiating multiple phase II studies in A/F Inflammatory Diseases in 2022

MoonLake

Development & Ops Plan



Current view
(not drawn to scale)
Pre-study/Study start-up
First Patient In (FPI) to Last Patient Out (LPO)
Follow-up, DB lock, TLF, CSR (+buffer)
Start-up
AS
Phase II
PE: 16/48wk
240 pts
PsA
Phase II
PE: 16/48wk
240 pts
HS
Phase II
PE:12wk/24wk
210 pts
*
Phase III readiness
PsA, AS
Phase III readiness
HS, PsO
First potential launch (~2027)
2021
2022
2023
2024
2025
PhII DP
IMP – DS validation – DP transfer
DS transfer
Research Program

Spend plan

(USD M, rounded)

Spend Class	
Development	117
Operations	49
Corporate	46
Financing requirement	**~210**

Sufficient to drive Phase II program and with flexible runway to at least mid 2025

This clinical plan is in continued review with regulatory experts and authorities, MoonLake advisory boards and CROs under selection

SOURCE: MoonLake Team (July 2021)

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG

30

Transaction overview and summary

PIPE	USD 115 M
Cash in Trust[1]	USD 115 M
Total cash (excl. transaction fees[2])	**USD 230 M**

Helix management[3]	5.3%
Helix shareholders	18.5%
PIPE investors (incl. Cormorant PIPE investment)	18.5%
Current MoonLake shareholders	57.8%
	100%[4]

Pre-money valuation of USD 360M

Transaction expected to close in late Q4-2021 / early Q1-2022

[1] Assumes no redemptions from HELIX shareholders; [2] Including PIPE financing, M&A transaction, deferred IPO fees and Swiss stamp duty (tax); [3] Includes sponsor promote and IPO private placement; [4] Ownership calculation includes sponsor promote, USD 115M Trust (assuming no redemptions), USD 115M PIPE and assumes the conversion of all MoonLake common shares for Class A shares of Helix.

MoonLake

High-potential Biotech

- **Four multi-billion dollar** indications
- **World-class Phase II** program, raising bar for all competitors, with **pivotal potential**
- SLK **already being manufactured** for Phase II – robust set-up to **produce commercially**
- Leading **team**, **investors** and 20+ **KOL Ad Board network**
- **PIPE anchored by $25M** investment by Cormorant Asset Management (“Cormorant”) via Helix Holdings LLC as sponsor

Healthy news flow

- Deal, appointments, FPI **in first months**
- **Research program** (biology of SLK, IITs and open-labels in additional indications)
- **Full read outs from H2 2023** onwards (HS as lead indication)

Run-way

- **To at least mid-2025**

© 2021 | Confidential and Proprietary | MoonLake Immunotherapeutics AG
31

32

33 Additional supporting documents Literature of relevance Risankizumab Blauvelt A, et al. JAMA Dermatol. 2020 Apr 8. [Epub ahead of print] (PsO randomized withdrawal); Reich K, et al. Lancet. 2019 Aug 17;394(10198):576 - 586 (PsO vs. ADA) Gordon KB, et al. Lancet. 2018 Aug 25;392(10148):650 - 661 (PsO vs. UST) Ixekizumab Gordon KB, et al. N Engl J Med. 2016 Jul 28;375(4):345 - 56 (PASI); Griffiths CE, et al. Lancet. 2015 Aug 8;386(9993):541 - 51 (PASI vs. ETN) Reich K, et al. Br J Dermatol. 2017 Oct;177(4):1014 - 1023 (PASI vs. UST); Blauvelt A, et al. Br J Dermatol. 2019 Dec 30. [Epub ahead of print] (onset vs. guselkumab) Guselkumab Reich K, et al. Lancet. 2019 Sep 7;394(10201):831 - 839. (onset and longer - term vs. secukinumab); Foley P, et al. JAMA Dermatol. 2018 Jun 1;154(6):676 - 683 (PsO domains) Blauvelt A, et al. J Am Acad Dermatol. 2017 Mar;76(3):405 - 417 (PsO vs. ADA); Reich K, et al. J Am Acad Dermatol. 2017 Mar;76(3):418 - 431 (PsO vs. ADA) Secukinumab Langley RG, et al. N Engl J Med. 2014 Jul 24;371(4):326 - 38 (PASI vs. ETN); Thaçi D, et al. J Am Acad Dermatol. 2015 Sep;73(3):400 - 9 (PASI vs. UST) Ustekinumab Leonardi CL, et al. Lancet. 2008 May 17;371(9625):1665 - 74 (PsO); Papp KA, et al. Lancet. 2008 May 17;371(9625):1675 - 84 (PsO) Adalimumab Menter A, et al. J Am Acad Dermatol. 2008 Jan;58(1):106 - 15 (PsO); Saurat JH, et al. Br J Dermatol. 2008 Mar;158(3):558 - 66 (PsO) Safety Gordon K, et al. AAD 2020 Late - breaking presentation Reich K, et al. AAD 2020 Late - breaking presentation Warren R, et al. EADV 2020, FC05.08 Langley RG, et al. N Engl J Med 2014;371:326‒38 Gordon K, et al. N Engl J Med 2016;375:345 – 56 Papp K, et al. Br J Dermatol 2016;175:273 – 86 Lebwohl M, et al. N Engl J Med 2015;373:1318 – 28 Nanobodies Biodrugs (2020) 34:11 - 26 Svecova D, Lubell MW, Casset - Semanaz F, Mackenzie H, Grenningloh R, Krueger JG. J Am Acad Dermatol. 2019;81(1):196 – 203 Pereira J, Ottevaere I, Serruys B, Dejonckheere E, Bay - JensenAC, Siebuhr AS, et al. Osteoarthr Cartil. 2018;26:S176 Siebuhr A, Bay - Jensen AC, Thudium CT, Karsdal MA, Serruys B, Werkmann D, et al. Osteoarthr Cartil. 2018;26:S187. https ://doi.org/10.1016/j.joca.2018.02.402